EXHIBIT 10.33

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT, dated as of December 27, 2000 (herein as amended or otherwise modified, the "Agreement"), by MECHANICAL TECHNOLOGY INCORPORATED, a New York corporation (herein, together with its successors and assigns, the "Pledgor" or the "Borrower"), with FIRST ALBANY COMPANIES INC., a corporation organized under the laws of the State of New York (herein, together with its successors and assigns, the "Lender"). Terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Put Note referred to below.

On the date hereof, for value received, the Pledgor has issued to the Lender a promissory note in the original principal amount of $945,000 (the "Put Note"). To induce the Lender to extend credit to the Pledgor under the Put Note, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge to the Lender, and grant to the Lender a security interest in, 200,000 shares of common stock of Plug Power Inc., a Delaware corporation (together with its successors and assigns, the "Company") (the "Pledged Shares") and the other Pledged Collateral referred to below to secure all of its obligations under the Put Note. Accordingly, the parties hereto hereby agree as follows:

1. The Pledgor hereby pledges to the Lender, and grants to the Lender a security interest in the Pledged Shares, the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of all of the foregoing (collectively, the "Pledged Collateral"):

2. Security for Secured Obligations. This Agreement secures the payment of (i) all obligations of the Borrower now or hereafter existing under the Put Note, whether for principal, interest, fees, expenses or otherwise and (ii) all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Borrower referred to in this Section 2 being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

3. Delivery of Pledged Collateral; Removal of Legends; Use of Securities Account. (a) All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall have the right, in its discretion, at any time during the continuance of an Event of Default and without notice to the Pledgor, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). In addition, the Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b) If any Pledged Collateral is subject to any contractual restriction on transfer arising under any agreement to which the Pledgor is a party with the issuer, other shareholders and/or any underwriters, and any certificate or certificates for such Pledged Collateral contain a legend which makes reference to such restrictions, the Pledgor will, from time to time and as promptly as circumstances permit, take all such actions as are within its power to request and obtain the removal of such legend from certificates for the maximum number of shares as to which it is entitled to have such legend removed.

(c) If after the date hereof any or all of the Pledged Collateral may be held in book entry form and the Pledgor desires that such Pledged Collateral be held in such form in an account which the Pledgor has with a broker which is a member firm of the National Association of Securities Dealers, then the Lender will cooperate with the Pledgor in transferring such Pledged Collateral to such account, provided that there is in place an "account control agreement" reasonably satisfactory to the Lender which is sufficient to perfect its security interest in the Pledged Collateral held in such account and all proceeds thereof.

4. Representations and Warranties. The Pledgor represents and warrants that:

(a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(b) The Pledgor (i) is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and (ii) has legally and beneficially owned the Pledge Shares since June 27, 1997.

(c) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

(d) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

(e) The Pledged Shares constitute as of such date the percentage of the issued and outstanding shares of stock of the issuer thereof indicated on Schedule I.

(f) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(g) The Pledgor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

5. Further Assurances. (a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

(b) If the Pledgor registers shares of common stock of the Company with the intention of retaining ownership, the Pledgor agrees to register or cause to be registered that portion of the Pledged Collateral subject to SEC Rule 144 as soon as it is feasible.

6. Voting Rights; Dividends; etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

(ii) The Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Pledged Collateral, provided, however, that any and all

(A) dividends and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, Pledged Collateral, and

(B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, shall be, and shall be forthwith delivered to the Lender to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

(iii) The Lender shall execute and deliver (or cause to be delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purposes of enabling the Pledgor to receive dividends or distributions that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon notice to the Pledgor by the Lender, cease and (y) to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and distributions.

(ii) All dividends and distributions which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iii) The Lender, in its sole and absolute discretion, shall either (x) apply in any manner any Pledged Collateral consisting of cash received by or on behalf of the Lender under this Section 6(b) to the payment of principal of and interest on the Put Note and other obligations hereunder and under the Put Note or (y) deposit and hold such Pledged Collateral consisting of cash in the Debt Service Reserve Account as additional Pledged Collateral.

7. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral and any such sale, assignment or disposition will be null and void; or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

8. Lender Appointed Attorney-in-Fact. The Pledgor hereby appoints the Lender the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

9. Lender May Perform. If the Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 14.

10. The Lender's Duties. The powers conferred on the Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property.

11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Section 14) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(c) The Pledgor recognizes that Lender may be unable to effect a public sale of all or part of the Pledged Collateral by reason of certain provisions contained in the 1933 Act or in the rules and regulations promulgated thereunder or in applicable state securities or blue sky laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at a public sale, and that the Lender has no obligation to delay the sale of the Pledged Collateral for the period of time necessary to permit the registration of the Pledged Collateral for public sale under the 1933 Act and under applicable state securities or Blue Sky laws. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

12. Registration Rights. (a) If the Lender shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 11, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense:

(i) execute and deliver, and use its best efforts to cause the Company to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Pledged Collateral under the provisions of the 1933 Act (as defined in the Credit Agreement), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC (as so defined) applicable thereto;

(ii) endeavor to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Lender;

(iii) use its best efforts to cause the Company to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of Section 11(a) of the 1933 Act; and

(iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

(b) The Pledgor agrees that it shall take any and all actions necessary (including using its best efforts to cause the Registration Rights Agreement (as defined below) to be amended so that the Lender will be a party to such agreement) to ensure that the portion of the Pledged Collateral that is deemed to be Registrable Securities (as defined in the Registration Rights Agreement dated November 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Registration Rights Agreement") among each of the Holders executing a signatory page thereto and the Company) shall have "piggy-back" registration rights of the Pledgor pursuant to Section 2 of the Registration Rights Agreement. The Pledgor further agrees that, upon request of the Lender, as between the Pledged Collateral and all other shares of the Company legally and beneficially owned by the Pledgor, the Pledgor shall cause the Pledged Collateral to be registered pursuant to Section 2 of the Registration Rights Agreement prior to any other such shares (other than shares then pledged to KeyBank to secured obligations under the Credit Agreement).

13. Instructions from Lender. The Pledgor hereby authorizes and instructs each issuer of any Pledged Shares pledged hereunder to (i) comply with any instruction received by it from the Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each such issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Shares directly to the Lender.

14. Expenses. The Pledgor will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

15. Amendments, etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, electronic e-mail, telegraphic, telex or cable communication) and mailed, telecopied, e-mailed, telegraphed, telexed, cabled or delivered to it, at its address specified on the signature page hereto, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall be effective when received.

17. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of the Put Note and all other Secured Obligations, (ii) be binding upon the Pledgor, and its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns. Upon the payment in full of the Put Note and all other Secured Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

18. Governing Law; UCC Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Unless otherwise defined herein, terms defined in Article 9 of the Code are used herein as therein defined.

19. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the Pledgor and the Lender have caused this Agreement to be duly executed and delivered as of the date first above written.

MECHANICAL TECHNOLOGY INCORPORATED,

as Pledgor

By_s/Cynthia A. Scheuer____________________

Name: Cynthia A. Scheuer

Title: Vice President and Chief Financial Officer

Address for Notices:

Mechanical Technology Incorporated

30 South Pearl Street

Albany, New York 12205

Attention: Chief Financial Officer

Telephone No.: (518) 433-2170

Telecopier No.: (518) 433-2171

FIRST ALBANY COMPANIES INC.,

as Lender

By s/George M. NcNamee____________________

Name: George M. McNamee

Title: Chairman and Co-Chief Executive Officer

Address for Notices

First Albany Companies Inc.

30 South Pearl Street

Albany, New York 12205

Attention: Chief Financial Officer

Telephone No.: (518) 447-8059

Telecopier No.: (518) 447-8048

SCHEDULE I

Stock Issuer	Class of Stock	Stock Certificate No.	Par Value	Number of Shares	Percentage of Outstanding Shares
Plug Power Inc.	Common Stock		$0.01	200,000%